1 SWDocIDLocation TANGER INC. PERFORMANCE LTIP UNIT AWARD AGREEMENT Name of Grantee: «Executive» (the “Grantee”) No. of Performance LTIP Units: «OPP_Units» Grant Date: «DATE»(the “Grant Date”) RECITALS The Grantee is an employee of Tanger Inc. (formerly Tanger Factory Outlet Centers, Inc.), a North Carolina corporation (the “Company”), the Partnership or one of the Subsidiaries. The Company is the General Partner of the Partnership. The Company and the Partnership have established the Incentive Award Plan of Tanger Inc., as amended, restated or replaced from time to time (the “Plan”) to provide additional incentives to the Company’s employees and directors. This award agreement (this “Agreement”) evidences an award to the Grantee under the Plan (the “Award”), which is subject to the terms and conditions set forth herein. The Third Amended and Restated Limited Partnership Agreement, as it may be further amended, supplemented or restated from time to time (the “Partnership Agreement”), and the Plan permit the issuance of a class of Partnership Units denominated as “Performance LTIP Units”, subject to certain restrictions thereon, and the Company and the Partnership wish to award Performance LTIP Units hereunder. The Performance LTIP Units may be convertible into non-voting Class C Common Units, as provided for under and subject to the terms of the Partnership Agreement. The Grantee was selected by the Compensation Committee (the “Committee”) to receive the Award and, effective as of the Grant Date, the Partnership issued to the Grantee the number of Performance LTIP Units set forth above. NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows: 1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan and the Partnership Agreement; however, for purposes of this Agreement, the terms “Cause,” “Good Reason,” “Disability” and “Duties” shall have the same meanings as those terms may have in any Employment Agreement or, if there is no such Employment Agreement, the Severance Plan. In addition, as used herein: “Change in Control” has the meaning set forth in the Plan; provided that, if a Change in Control constitutes a payment event with respect to the Award, and the Award provides for the deferral of compensation and is subject to Section 409A, the transaction or event described in the Exhibit 10.36

2 Change in Control definition set forth in the Plan must also constitute a “change in control event,” as defined in Department of Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. “CIC Minimum Return to Shareholders” shall mean the amount equal to the product of (a) the Minimum Total Return to Shareholders and (b) a fraction, the numerator of which is the number of days from the Effective Date to and including the date of the Change in Control and the denominator of which is the number of days during the period beginning on the Effective Date and ending on the Measurement Date. “Common Shares” means the Company’s common shares, par value $0.01 per share, either currently existing or authorized hereafter. “Common Share Price” means, as of a particular date, the highest twenty (20) consecutive trading day trailing average of the Fair Market Value for any twenty (20)-trading day period ending on a trading day within the ninety (90) day period ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any trading day within such a twenty (20)-day trading period includes the ex-dividend date for a dividend or other distribution on the Common Shares, then the Fair Market Value for each trading day in such period determined based on the closing price of the Common Shares prior to the ex-dividend date shall be adjusted and shall equal the Fair Market Value on each such trading day (prior to the adjustment herein) divided by the sum of (a) one and (b) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the closing price of the Common Shares on the ex-dividend date for such dividend or other distribution; and, provided, further, that if such date is the date upon which a Change in Control (within the meaning of Section 1.7(a) or (c) of the Plan) occurs, the Common Share Price as of such date shall be equal to the fair market value (assuming converted to cash), as determined by the Committee, of the total consideration paid or payable in the transaction resulting in such Change in Control for one Common Share. “Effective Date” means January 1, 20XX. “Effective Date Common Share Price” means $ “80th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 80% of the REITs included in the Peer Group. “Employment Agreement” means the employment agreement by and between the Grantee and the Company, the Partnership or a Subsidiary as in effect on the Grant Date, if any. “55th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 55% of the REITs included in the Peer Group. “Initial Vesting Date” means the earlier of (a) February 15, 20X3, and (b) the date upon which a Change in Control shall occur. “Maximum Total Return to Shareholders” means Total Return to Shareholders equal to 40.5%.

3 “Measurement Date” means December 31, 20X2. “Minimum Total Return to Shareholders” means Total Return to Shareholders equal to 26.0%. “Peer Group” means, subject to Section 10(b), the constituents (other than the Company) of the NAREIT Equity Retail Index. “Performance LTIP Unit Absolute Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the Minimum Total Return to Shareholders, 0.067, (b) in the event the Total Return to Shareholders is equal to the Target Total Return to Shareholders, 0.20, (c) in the event the Total Return to Shareholders is equal to or exceeds the Maximum Total Return to Shareholders, 0.333, and (d) in the event the Total Return to Shareholders is (i) greater than the Minimum Total Return to Shareholders and less than the Target Total Return to Shareholders, the Performance LTIP Unit Conversion Ratio will be pro-rated between 0.067 and 0.20 by linear interpolation and (ii) greater than the Target Total Return to Shareholders and less than the Maximum Total Return to Shareholders, the Performance LTIP Unit Absolute Conversion Ratio will be pro-rated between 0.20 and 0.333 by linear interpolation. “Performance LTIP Unit Relative Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the 30th Percentile, 0.133, (b) in the event the Total Return to Shareholders is equal to the 55th Percentile, 0.40, (c) in the event the Total Return to Shareholders is equal to or exceeds the 80th Percentile, 0.667, and (d) in the event the Total Return to Shareholders is (i) greater than the 30th Percentile and less than the 55th Percentile, the Performance LTIP Unit Relative Conversion Ratio will be pro-rated between 0.133 and 0.40 by linear interpolation and (ii) greater than the 55th Percentile and less than the 80th Percentile, the Performance LTIP Unit Relative Conversion Ratio will be pro-rated between 0.40 and 0.667 by linear interpolation (e.g., other than in the event of a Change in Control, the Performance LTIP Unit Conversation Ratio will increase by 0.01068 for each percentile point by which the Total Return to Shareholders exceeds the 30th Percentile up to the 80th Percentile). “Restrictions” means the exposure to forfeiture set forth in Sections 2 and 3 hereof, and the restrictions on sale or other transfer set forth in Section 7 hereof. “Severance Plan” means the Tanger Inc. Executive Severance and Change of Control Plan, as in effect on the Grant Date. “Target Total Return to Shareholders” means Total Return to Shareholders equal to 33.1%. “30th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 30% of the REITs included in the Peer Group. “Total Return to Shareholders” means, with respect to the period from the Effective Date to the Valuation Date, the cumulative return (calculated as a percentage) that would have been realized by a shareholder who (a) bought one Common Share on the Effective Date at the Effective Date Common Share Price, (b) reinvested each dividend and other distribution declared during such period of time with respect to such Common Share (and any other Common Shares previously received upon reinvestment of dividends or other distributions) in additional Common Shares at

4 the Fair Market Value on the applicable dividend payment date, and (c) sold all the Common Shares described in (a) and (b) on the Valuation Date at the Common Share Price on such date. Additionally, as set forth in, and pursuant to, Section 8, appropriate adjustments to the Total Return to Shareholders shall be made to take into account all share dividends, share splits, reverse share splits and the other events set forth in Section 8 that occur between the Effective Date and the Valuation Date. “Valuation Date” means the earlier of (a) the Measurement Date and (b) the date upon which a Change in Control shall occur. 2. Performance LTIP Unit Award. (a) Award of Performance LTIP Units. In consideration of the Grantee’s past and/or continued employment with or service to the Company, the Partnership and/or a Subsidiary or affiliate thereof and for other good and valuable consideration, effective as of the Grant Date, the Grantee is hereby granted an Award consisting of the number of Performance LTIP Units set forth above, which will be subject to (i) forfeiture to the extent provided in this Section 2 and Section 3, and (ii) the terms and conditions otherwise set forth in the Plan, the Partnership Agreement and this Agreement. The Partnership and the Grantee acknowledge and agree that the Performance LTIP Units are being issued to the Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Grantee becoming a Partner. To the extent not an existing Partner, the Grantee shall be admitted to the Partnership as an additional Limited Partner with respect to such Performance LTIP Units only upon the satisfactory completion of the applicable requirements set forth in the Partnership Agreement, including the requirements set forth in Section 4 of Exhibit B to the Partnership Agreement. At the request of the Partnership, the Grantee shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Grantee acknowledges that the Partnership may, from time to time, issue or cancel (or otherwise modify) Units in accordance with the terms of the Partnership Agreement. The Performance LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in the Plan, the Partnership Agreement and this Agreement. (b) Effect of Termination of Employment and Change in Control. (i) Except as provided in Section 2(b)(ii), if, prior to the Initial Vesting Date, a Termination of Employment of the Grantee occurs, then all Performance LTIP Units granted hereunder shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to such Performance LTIP Units thereafter. (ii) Subject to (except in the case of Grantee’s death) (A) the Grantee’s compliance with any restrictive covenants to which such Grantee is subject with respect to the Company, the Partnership or any Subsidiary (including, but not limited to, non-competition, non- solicitation, non-disclosure, non-disparagement, confidentiality or other similar restrictive covenants, and including such restrictive covenants set forth in the Letter Agreement executed and delivered by the Grantee pursuant to the Severance Plan) (the “Restrictive Covenants”), (B) the Grantee’s execution of a release of claims in a form provided by the Company (the “Release”), and (C) such Release becoming irrevocable within sixty (60) days following the Grantee’s Termination of Employment, if, prior to the Initial Vesting Date, a Termination of Employment of

5 the Grantee (1) without Cause by the Company, the Partnership or any Subsidiary, (2) with Good Reason by the Grantee, or (3) due to the Grantee’s death or Disability occurs (each of (1), (2) and (3) a “Qualifying Termination of Employment”), the Grantee shall retain that number of Performance LTIP Units equal to the number of Performance LTIP Units set forth above multiplied by a fraction, the numerator of which is the number of days from the Effective Date to and including the date of such Qualifying Termination of Employment of the Grantee, and the denominator of which is the total number of days from the Effective Date to and including the Measurement Date (such fraction, the “Proration Factor” and such retained Performance Units, the “Pro-Rated Units”). On the later of the Measurement Date and the date of the Qualifying Termination of Employment, the Grantee will retain a number of the Pro-Rated Units equal to the Proration Factor multiplied by the Performance LTIP Units that would have been retained pursuant to Section 2(b)(iii) or 3(b), as applicable, if no Termination of Employment has occurred. All Performance LTIP Units granted hereunder that are not retained pursuant to the foregoing shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such forfeited Performance LTIP Units. For the avoidance of doubt, the Grantee will forfeit any Performance LITP Units which are not Pro-Rated Units on the date of a Qualifying Termination of Employment. If the Grantee fails to fully satisfy the conditions described in clauses (A)-(C) above, the Grantee will forfeit all Performance LTIP Units effective as of the date of the Grantee’s Termination of Employment for no consideration whatsoever and the Grantee’s rights in such Performance LTIP Units shall terminate. Furthermore, any forfeiture of the Grantee’s Performance LTIP Units as a result of a breach of any Restrictive Covenants shall be in addition to, and not in lieu of, any other rights and remedies available to the Company, the Partnership or any Subsidiary at law or in equity. (iii) Notwithstanding anything to the contrary, on the date of a Change in Control occurring on or prior to the Measurement Date, subject to the Grantee’s continued employment with the Company, the Partnership or any Subsidiary from the Grant Date through the date of such Change in Control, the Grantee shall retain, immediately prior to such Change in Control, that number of Performance LTIP Units equal to the sum of the following: (1) If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the CIC Minimum Total Return to Shareholders, the number of Performance LTIP Units granted hereunder and held by the Grantee on the Initial Vesting Date multiplied by the Performance LTIP Unit Absolute Conversion Ratio (and, for purposes of determining the Performance LTIP Unit Absolute Conversion Ratio, the Target Total Return to Shareholders and Maximum Total Return to Shareholders shall be adjusted in the same manner as Minimum Return to Shareholders is adjusted in determining the CIC Minimum Return to Shareholders); plus (2) If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the 30th Percentile, the number of Performance LTIP Units granted hereunder and held by the Grantee on the Initial Vesting Date multiplied by the Performance LTIP Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the date of such Change in Control, the Total Return to Shareholders is less than the CIC Minimum Total Return to Shareholders and less than the 30th Percentile, the Grantee shall not retain any Performance LTIP Units pursuant to this Section 2(b)(iii).

6 The number of Performance LTIP Units that the Grantee shall retain pursuant to this Section 2(b)(iii) shall be determined by the Committee in its sole good faith discretion. All Performance LTIP Units granted hereunder that are not retained pursuant to this Section 2(b)(iii) shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such forfeited Performance LTIP Units. 3. Retention of Performance LTIP Units. (a) Retention of Performance LTIP Units. On the Initial Vesting Date (unless such date is the date of consummation of a Change in Control), the Grantee shall, subject to the Grantee’s continued employment with the Company from the Grant Date through the Initial Vesting Date, retain a number of Performance LTIP Units determined pursuant to Section 3(b) (such retained Performance LTIP Units, the “Initially Retained Performance LTIP Units”). Upon the Initial Vesting Date, all Performance LTIP Units granted hereunder that are not retained shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such forfeited Performance LTIP Units. (b) Number of Initially Retained Performance LTIP Units. The number of Performance LTIP Units that shall be retained as Initially Retained Performance LTIP Units shall be determined based on the Total Return to Shareholders on the Valuation Date and shall be equal to the sum of the following: (i) If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the Minimum Total Return to Shareholders, the number of Performance LTIP Units granted hereunder and held by the Grantee on the Initial Vesting Date multiplied by the Performance LTIP Unit Absolute Conversion Ratio; plus (ii) If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the 30th Percentile, the number of Performance LTIP Units granted hereunder and held by the Grantee on the Initial Vesting Date multiplied by the Performance LTIP Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the Valuation Date, the Total Return to Shareholders is less than the Minimum Total Return to Shareholders and less than the 30th Percentile, the Grantee shall not receive any Performance LTIP Units pursuant to Section 3(a). The number of Performance LTIP Units that the Grantee shall retain as Initially Retained Performance LTIP Units pursuant to this Section 3(b) shall be determined by the Committee in its sole good faith discretion. The Grantee will not become entitled to retain the Initially Retained Performance LTIP Units unless and until the Committee determines the Total Return to Shareholders, the 30th Percentile, 55th Percentile and 80th Percentile. Upon such determination by the Committee and subject to the provisions of the Plan, the Partnership Agreement and this Agreement, the Grantee shall be entitled to retain the number of Initially Retained Performance LTIP Units determined pursuant to this Section 3(b). The “Full Distribution Participation Date,” as that term is used in the Partnership Agreement shall be (i) the Initial Vesting Date or (ii) if and to the extent determined by the Committee in its

7 discretion, the date on which the number of Performance LTIP Units that vests becomes fixed and determinable. For clarity, the Performance LTIP Units will constitute Performance LTIP Units under the Partnership Agreement and shall participate as such in distributions pursuant to and in accordance with the Partnership Agreement unless otherwise determined by the Board in its sole discretion. For clarity, before the Full Distribution Participation Date, the amount distributable with respect to the Performance LTIP Units shall equal the product of the Initial Sharing Percentage (as that term is defined in the Partnership Agreement) for such Performance LTIP Units and the amount otherwise distributable with respect to such Performance LTIP Units pursuant to Section 7(a) of Exhibit B to the Partnership Agreement. (c) Vesting of Initially Retained Performance LTIP Units. Except as provided in Section 3(d), the Initially Retained Performance LTIP Units shall be subject to additional vesting as follows: (i) 50% of such Initially Retained Performance LTIP Units shall vest immediately on February 15, 202X3; and (ii) 50% of such Initially Retained Performance LTIP Units shall vest on February 15, 20X4 (each such date, a “Subsequent Vesting Date”). (d) Effect of Termination of Employment. (i) If, on or after the Initial Vesting Date and prior to the last Subsequent Vesting Date, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 3(d)(ii), then all Initially Retained Performance LTIP Units that remain unvested at such time shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to such forfeited Initially Retained Performance LTIP Units. (ii) If, on or after the Initial Vesting Date and prior to the last Subsequent Vesting Date, a Qualifying Termination of Employment of the Grantee occurs, then all of the Grantee’s Initially Retained Performance LTIP Units shall automatically and immediately vest on the date the Release becomes irrevocable; provided that, except in the case of death, such accelerated vesting will be subject to: (A) the Grantee’s compliance with any Restrictive Covenants, (B) the Grantee’s execution of a Release, and (C) such Release becoming irrevocable within sixty (60) days following the Grantee’s Termination of Employment. If the Grantee fails to fully satisfy the conditions described in clauses (A)–(C) above, the Grantee will forfeit all unvested Initially Retained Performance LTIP Units as of the date of the Grantee’s Termination of Employment for no consideration whatsoever and the Grantee’s rights in such forfeited Initially Retained Performance LTIP Units shall terminate. Any forfeiture of Initially Retained Performance LTIP Units as a result of a breach of any Restrictive Covenants shall be in addition to, and not in lieu of, any other rights and remedies available to the Company, the Partnership or any Subsidiary at law or in equity. 4. Delivery of Performance LTIP Units. The Performance LTIP Units will be registered in the name of the Grantee and may be held by the Company or the Partnership prior to the vesting of such Performance LTIP Units as provided in this Agreement (the “Restricted Period”). Any certificate for Performance LTIP Units issued during the Restricted Period shall be

8 registered in the name of the Grantee and shall bear a legend in substantially the following form: THIS CERTIFICATE AND THE PERFORMANCE LTIP UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A PERFORMANCE LTIP UNIT AGREEMENT DATED BETWEEN THE REGISTERED OWNER OF THE PERFORMANCE LTIP UNITS REPRESENTED HEREBY, TANGER INC. AND TANGER PROPERTIES LIMITED PARTNERSHIP. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF TANGER INC. At the Company’s or the Partnership’s request, the Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of any Granted or Initially Retained Performance LTIP Units that are forfeited hereunder, or to effectuate the transfer or surrender of such Performance LTIP Units to the Partnership. In addition, if requested, the Grantee shall deposit with the Company or the Partnership a stock/unit power, or powers, executed in blank and sufficient to re-convey such Performance LTIP Units to the Company or the Partnership upon termination of the Grantee’s service during the Restricted Period, in accordance with the provisions of this Agreement. 5. Tax Matters. (i) The Company and the Grantee intend that (a) the Performance LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (b) the issuance of such Units not be a taxable event to the Company or the Grantee as provided in such revenue procedures, and (c) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Performance LTIP Units, the Company may revalue all Company assets to their respective Gross Asset Value, and make the resulting adjustments to the Capital Accounts of the Partners, in each case, as set forth in the Partnership Agreement. (ii) The Grantee shall make no contribution of capital to the Partnership in connection with the issuance of the Performance LTIP Units and, as a result, the Grantee’s Capital Account balance in the Partnership immediately after his or her receipt of the Performance LTIP Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of his or her receipt of the Performance LTIP Units. (iii) The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Performance LTIP Units, the subsequent sale of any Performance LTIP Units and the receipt of any Partnership distributions.

9 The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. For purposes of this Award, “Related Entity” shall mean a Parent or Subsidiary. (iv) The Grantee will, no later than the date as of which any amount related to the Performance LTIP Units first becomes includable in the Grantee’s gross income for U.S. federal or state income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. For the avoidance of doubt, the Grantee may satisfy such payment by permitting the Company or the Partnership to reduce the number of Performance LTIP Units by an amount sufficient to satisfy the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company and the Partnership under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. In addition, the Grantee will indemnify and hold harmless the Company, the Partnership and any Subsidiary against any withholding or other similar taxes of any kind imposed upon the Company, the Partnership or any Subsidiary with respect to the Performance LTIP Units. (v) Section 83(b) Election. The Grantee covenants that the Grantee shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Grantee’s residence) with respect to the Performance LTIP Units, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Grantee and the Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. A form of election under Section 83(b) of the Code is attached hereto as Exhibit A. The Grantee represents that the Grantee has consulted any tax advisor(s) that the Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Grantee requests that the Company, the Partnership or any representative thereof make such filing on the Grantee’s behalf. The Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence. 6. Performance LTIP Units Subject to Partnership Agreement. The Performance LTIP Units, and any Units or other securities into which such Performance LTIP Units convert or for which such Performance LTIP Units are exchanged, are subject to the terms of this Agreement, the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, Performance LTIP Units) set forth in Section 9 of Exhibit B of the Partnership Agreement. Any permitted transferee of the Performance LTIP Units shall take such Performance LTIP Units subject to the terms of this Agreement, the Plan, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by this Agreement, the Plan and the Partnership Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company or the Partnership may reasonably require. Any transfer of the Performance LTIP Units which is not made in compliance with this Agreement, the Plan and the Partnership Agreement shall be null and void and of no effect. 7. Restrictions on Transfer; Refusal to Transfer.

10 (a) Until the Restrictions hereunder lapse or expire pursuant to this Agreement, neither the Performance LTIP Units (including and any Units or other securities into which such Performance LTIP Units convert or for which such Performance LTIP Units are exchanged) nor any interest or right therein or part thereof shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (including by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy), nor shall they be liable for the debts, contracts, or engagements of the Grantee or his or her successors in interest, and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to clause (b) hereof, this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution. (b) Notwithstanding any other provision of this Agreement, without the consent of the Committee (which it may give or withhold in its sole discretion), the Grantee (and any successor in interest to Grantee) shall not, directly or indirectly, transfer the Performance LTIP Units (whether vested or unvested, and including any Units or other securities into which such Performance LTIP Units convert or for which Performance LTIP Units are exchanged), including by means of a redemption or exchange under the Partnership Agreement, until the expiration of the two (2) year period following the Grant Date set forth above, other than by will or the laws of descent and distribution. (c) The Partnership shall not be required (i) to transfer on its books any Performance LTIP Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Performance LTIP Units or to accord the right to vote or make distributions to any purchaser or other transferee to whom such Performance LTIP Units shall have been so transferred. 8. Changes in Capital Structure. In addition to any actions by the Committee permitted under the Plan, this Agreement or the Partnership Agreement, if (a) the Company or the Partnership shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or equity interests of the Company or the Partnership or a transaction similar thereto, (b) any equity interest dividend, equity interest split, reverse equity interest split, equity interest combination, reclassification, recapitalization, significant repurchases of shares or Units or other similar change in the capital structure of the Company or the Partnership, or any distribution to holders of Common Shares or Units other than regular cash dividends or distributions, shall occur, or (c) any other event shall occur for which, in its sole discretion, the Committee determines action by way of adjusting the terms of the Award is necessary or appropriate, then the Committee shall take such action as in its sole discretion shall be necessary or appropriate to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in the number and/or terms and conditions of the Performance LTIP Units, Common Share Price, and Total Return to Shareholders. The Grantee acknowledges that the Performance LTIP Units and this Agreement are subject to amendment, modification and termination in certain events as provided in this Section 8 and the Plan. 9. Covenants, Representations and Warranties. The Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Grantee and his or her spouse, if applicable, that: (a) Investment. The Grantee is holding the Performance LTIP Units for the

11 Grantee’s own account, and not for the account of any other person or entity. The Grantee is holding the Performance LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities. (b) Relation to the Partnership. The Grantee is presently an executive officer of the Company, which is the sole general partner of the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership. (c) Access to Information. The Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership. (d) Registration. The Grantee understands that the Performance LTIP Units have not been registered under the 1933 Act, and the Performance LTIP Units cannot be transferred by the Grantee unless such transfer is registered under the 1933 Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance LTIP Units under the 1933 Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the 1933 Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the 1933 Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months after the grant of the Performance LTIP Units and then not unless the terms and conditions of Rule 144 have been satisfied. (e) Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities. (f) Tax Advice. The Partnership has made no warranties or representations to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance LTIP Units for federal income tax purposes. In the event that those proposed regulations or similar regulations become final or temporary regulations, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Grantee hereby further recognizes that the U.S. Congress has considered and could enact legislation that would change the U.S. federal income tax consequences of acquiring, owning and disposing of Performance LTIP Units. The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance LTIP Units. 10. Miscellaneous. (a) Ownership Information. The Grantee hereby covenants that so long as the Grantee holds any Performance LTIP Units, at the request of the Partnership, the Grantee shall

12 disclose to the Partnership in writing such information relating to the Grantee’s ownership of the Performance LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority. (b) Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the foregoing, (i) the Committee shall determine whether the Minimum Total Return to Shareholders, Target Total Return to Shareholders or Maximum Total Return to Shareholders and 30th Percentile, 55th Percentile or 80th Percentile (and, in each case, any performance level between such thresholds) are attained, and in making such determination all dollar values and percentages utilized for purposes of determining attainment of such performance levels (including, without limitation, Common Share Price and Total Return to Shareholders) shall be rounded to the nearest cent or nearest one-hundredth of one percent, as applicable, (ii) if a constituent company(ies) in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy, or otherwise no longer represents a representative peer of the Company (as determined by the Committee), then the Committee may remove such company(ies) from the Peer Group and/or select a comparable company to be added to the Peer Group in lieu of such removed company(ies) for purposes of making the Total Return to Shareholders comparison required by Sections 2(b)(iii) and 3(b) meaningful and consistent across the relevant measurement period, and (iii) in calculating performance hereunder, the Committee may in its discretion use total return to shareholders data for the Company and the Peer Group available from one or more third party sources and/or retain the services of a consultant to analyze relevant data or perform necessary calculations for purpose of the Award. Without limiting the terms of the Plan, if the Committee retains a valuation or other expert or consultant to calculate Total Return to Shareholders, including matters such as the determination of dividend reinvestment and the inclusion or exclusion of persons in the Peer Group, the Committee is entitled to rely on the advice, opinions, valuations, reports, and other information furnished by such valuation or other expert or consultant. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, or the Performance LTIP Units. (c) Amendments. To the extent permitted by the Plan, this Agreement may be amended, modified, suspended, or terminated at any time and from time to time by the Committee or the Board; provided that, except as otherwise provided in the Plan, any such amendment, modification, suspension, or termination that adversely affects the rights of the Grantee in a material way must be consented to by the Grantee to be effective as against him or her. (d) Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern. (e) Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

13 (f) Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of North Carolina, without giving effect to the principle of conflict of laws of such State or any other jurisdiction. (g) No Obligation to Continue Position as an Employee. None of the Company, the Partnership nor any Subsidiary or affiliate thereof is obligated by or as a result of this Agreement to continue to have the Grantee as an employee and this Agreement shall not interfere in any way with the right of the Company, the Partnership or any Subsidiary or affiliate thereof to terminate the Grantee as an employee at any time, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership or a Subsidiary or affiliate thereof and the Grantee. (h) Notices. Notices hereunder shall be mailed or delivered to the Company in care of the Secretary of the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. (i) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. (j) Restrictions on Public Sale by the Grantee; Conformity to Securities Laws. (i) To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the Performance LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and for a period of up to 180 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be). (ii) The Grantee will use his or her best efforts to comply with all applicable securities laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Performance LTIP Units shall be granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

14 (iii) Notwithstanding any other provision of the Plan or this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, this Agreement, the Performance LTIP Units shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. (k) Successors and Assigns. The Company and the Partnership may assign any of their rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company or the Partnership. Subject to the restrictions on transfer herein set forth in Section 7, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors, and assigns. (l) Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof. (m) Section 409A. This Agreement is intended to comply with or be exempt from Section 409A and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Performance LTIP Units (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for the Performance LTIP Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Grantee or any other individual to the Company or any of its affiliates, employees, or agents. (n) Limitation on the Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance LTIP Units. (o) Integration with Severance Plan. For the avoidance of doubt, the treatment herein of the Grantee’s Termination of Employment by the Company, the Partnership or any Subsidiary without Cause or by the Grantee for Good Reason (collectively, “Involuntary Termination”) is intended to reflect the treatment of equity awards upon Involuntary Termination under the Severance Plan. If the Grantee participates in the Severance Plan on the date of this Award and there is any discrepancy between the treatment of this Award upon Involuntary Termination under this Agreement and under the Severance Plan, the treatment described in the Severance Plan will prevail. (p) Clawback. In consideration for the grant of this Award, the Grantee agrees to be subject to (i) any compensation clawback, recoupment or similar policies of the Company,

15 the Partnership or any Subsidiary that may be in effect from time to time, whether adopted before or after the date of this Award (including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), and (i) such other compensation clawbacks as may be required by applicable law ((i) and (ii) together, the “Clawback Provisions”). The Grantee acknowledges that the Clawback Provisions are not limited in their application to the Award, or to amounts received in connection with the Award. (q) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. (r) Electronic Signature. The parties hereto agree that this Agreement may be delivered and executed by electronic means, and that such electronic delivery and signature will have the same effect as physical delivery and signature. signature page follows

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the first day written above. TANGER INC. Michael J. Bilerman Executive Vice President Chief Financial Officer, Chief Investment Officer and Secretary GRANTEE ____________________________________ Name: «Executive»

EXHIBIT A TO PERFORMANCE LTIP UNIT AWARD AGREEMENT FORM OF SECTION 83(B) ELECTION ATTACHED

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE The undersigned hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b): 1. The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are: TAXPAYER’S NAME: TAXPAYER’S SOCIAL SECURITY NUMBER: ADDRESS: TAXABLE YEAR: The name, taxpayer identification number and address of the undersigned’s spouse are (complete if applicable): SPOUSE’S NAME: SPOUSE’S SOCIAL SECURITY NUMBER: ADDRESS: 2. The property which is the subject of this election is Performance LTIP Units (the “Units”) of Tanger Properties Limited Partnership (the “Company”), representing an interest in the future profits, losses and distributions of the Company. 3. The date on which the above property was transferred to the undersigned was «Grant Date». 4. The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Third Amended and Restated Limited Partnership Agreement of Tanger Properties Limited Partnership, as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units. 5. The fair market value of the above property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0.

6. The amount paid for the above property by the undersigned was $0. 7. The amount to include in gross income is $0. The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred. Dated: _________________ ____________________________________ «Executive» Dated: _________________ ____________________________________ «Spouse»